Registration No. 333-146218

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

KABUSHIKI KAISHA ADVANTEST
(Exact name of registrant as specified in its charter)

ADVANTEST CORPORATION
(Translation of registrant’s name into English)

Japan (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Shin-Marunouchi Center Building 1-6-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005 Japan
(Address of Principal Executive Offices)

THE ADVANTEST CORPORATION INCENTIVE STOCK OPTION PLAN 2007

(Full title of the plan)
_______________
Advantest America, Inc.
3061 Zanker Road
San Jose, California 95134
Attention: Corporate Secretary
(408) 456-3600
(Name, address and telephone number of agent for service)

With a copy to:
Masahisa Ikeda
Shearman & Sterling LLP
Fukoku Seimei Building
2-2 Uchisaiwaicho 2-chome
Chiyoda-ku, Tokyo 100-0011
Japan
81-3-5251-1601

Explanatory Note

Advantest Corporation (the “Registrant”) is hereby filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed on September 21, 2007 (File No. 333-146218) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock relating to options that were registered for issuance under the Advantest Corporation Incentive Stock Option Plan 2007 (the “Plan”).

The Registration Statement registered a total of 191,000 shares issuable pursuant to the Plan.

The Registration Statement is hereby amended to deregister the remaining unissued shares following the expiration of the awards under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chiyoda-ku, Tokyo of Japan on September 26, 2012.

ADVANTEST CORPORATION

By:	/s/ Hiroshi Nakamura
	Name:	Hiroshi Nakamura
	Title:	Director and Managing Executive Officer (Principal Financial Officer)

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on September 26, 2012.

Name	Capacity

/s/ Toshio Maruyama	Chairman of the Board and Representative Director
Toshio Maruyama

/s/ Haruo Matsuno	Representative Director, President and CEO
Haruo Matsuno	(Principal Executive Officer)

Director
Naoyuki Akikusa

Director
Yasushige Hagio

Director
Osamu Karatsu

/s/ Shinichiro Kuroe	Director and Managing Executive Officer
Shinichiro Kuroe

/s/ Sae Bum Myung	Director and Managing Executive Officer
Sae Bum Myung

/s/ Hiroshi Nakamura	Director and Managing Executive Officer
Hiroshi Nakamura	(Principal Financial Officer)

/s/ Atsushi Fujita	Accounting Department Manager
Atsushi Fujita	(Principal Accounting Officer)